CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and FRANCES M. GUGGINO, Chief Financial Officer of Salomon Brothers Municipal Partners Fund Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                              Chief Financial Officer
Salomon Brothers Municipal                           Salomon Brothers Municipal
Partners Fund Inc.                                   Partners Fund Inc.



/s/ R. Jay Gerken                                    /s/ Frances M. Guggino
---------------------------                          ----------------------
R. Jay Gerken                                        Frances M. Guggino
Date: September 8, 2004                              Date: September 8, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.